UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 6, 2006

NOVADEL PHARMA INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32177	22-2407152
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

25 Minneakoning Road

Flemington, New Jersey 08822

(Address of principal executive offices) (Zip Code)

(908) 782-3431

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.02	Termination of a Material Definitive Agreement.
8.01	Other Events.

As disclosed in its Current Report on Form 8-K filed on April 28, 2006 with the Securities and Exchange Commission (the “Commission”), NovaDel Pharma Inc. (the “Company”) announced that, effective April 30, 2006, Ms. Jean Frydman would no longer serve as Vice President, General Counsel and Corporate Secretary of the Company. On June 6, 2006, the Employment Agreement, as amended, between the Company and Ms. Frydman, (the “Employment Agreement”), was terminated in connection with Ms. Frydman entering into an agreement with the Company (the “Settlement/Release Agreement”).

The Settlement/Release Agreement will provide Ms. Frydman with severance payments of approximately $120,000 over a six-month period, paid on a bi-weekly basis. The Employment Agreement was scheduled to expire on May 17, 2007 and was previously filed by the Company as Exhibit 10.20 to the Company’s Annual Report on Form 10-KSB, as filed with the Commission on November 15, 2004 and Exhibit 10.1 of the Company’s Current Report on Form 8-K, as filed with the Commission on September 9, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaDel Pharma Inc.

By:	/s/ Michael Spicer
Name:	Michael Spicer
Title:	Chief Financial Officer

Date: June 7, 2006